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                                                                     Exhibit 4.4

                                SECOND AMENDMENT
                                     TO THE
                        MIDCOAST ENERGY RESOURCES, INC.
                                  401(K) PLAN


THIS AGREEMENT, by and between Midcoast Energy Resources, Inc. (hereinafter referred to as the Employer) and Richard Robert and Duane Herbst (hereinafter referred to as the Trustee).

                                  WITNESSETH:
                                  ----------

WHEREAS, the Employer executed the Plan and Trust agreement heretofore named Midcoast Energy Resources, Inc. 401(k) Plan (hereinafter referred to as the
Plan); and

WHEREAS, pursuant to the terms of the Plan, the Employer has the right to amend the Plan; WHEREAS, the Employer desires to amend said Plan in the manner herein set forth;

NOW THEREFORE, the parties hereto agree that the Plan is hereby amended, effective January 1, 2000 as follows:

     The Adoption Agreement is hereby amended by changing Section 3.06(d)(5) and
Section 3.06(e)(5) to add "Except for Employer Matching Contributions".

The Sections of the Adoption Agreement which are affected by the Amendment to the Plan are attached as an integral part of this Amendment to reflect the above changes.

In all other respects, the Plan remains unchanged

Executed this 30th day of June, 2000


                              MIDCOAST ENERGY RESOURCES, INC.


                                /s/ Richard Robert
                              ----------------------------
                              Employer


                                /s/ Richard Robert
                              ----------------------------
                              Richard Robert, Trustee


                                /s/ Duane Herbst
                              ----------------------------
                              Duane Herbst, Trustee
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[ ]     (b)  The Employee's Compensation for the portion of the Plan Year in which the Employee actually is a Participant in the Plan.

ACCRUAL REQUIREMENTS.  Subject to the suspension of accrual requirements of
Section 3.06(E) of the Plan, to receive an allocation of cash or deferred contributions, matching contributions, designated qualified non-elective contributions, non-elective contributions and Participant forfeitures, if any, for the Plan Year, a Participant must satisfy the conditions described in the following elections: (Choose (c) or at least one of (d) through (f).

[ ]     (c)  SAFE HARBOR RULE.  If the Participant is employed by the Employer on the last day of the Plan Year, the Participant must complete at least one Hour of Service for that Plan Year. If the Participant is not employed by the Employer on the last day of the Plan Year, the Participant must complete at least 501 Hours of Service during the Plan Year.

[X]     (d)  HOURS OF SERVICE CONDITION.  The Participant must complete the following minimum number of Hours of Service during the Plan Year:
             (Choose at least one of (1) through (5)).

        [X]  (1)   1,000 Hours of Service.

        [ ]  (2)   (Specify, but the number of Hours of Service may not exceed
                   1,000) ______

        [X]  (3)   No Hour of Service requirement if the Participant terminates employment during the Plan Year on account of:
                   (Choose (i), (ii) or (iii))

             [X]   (i)   Death.

             [X]   (ii)  Disability.

             [X]   (iii) Attainment of Normal Retirement Age in the current
                         Plan Year or in a prior Plan Year.

        [ ]  (4)   _____ Hours of Service (not exceeding 1,000) if the
                   Participant terminates employment with the Employer during the Plan Year, subject to any election in Option (3).

        [X]  (5)   No Hour of Service requirement for an allocation of the
                   following contributions: Employer Matching Contributions.
                                            --------------------------------

[X]     (e)  Employment condition. The Participant must be employed by the
             Employer on the last day of the Plan Year, irrespective of whether he satisfies any Hours of Service condition under Option (d), with the following exceptions: (Choose (1) or at least one of (2)
             through (5))

                                       2
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        [ ]  (1)   No exceptions.

        [X]  (2)   Termination of employment because of death.

        [X]  (3)   Termination of employment because of disability.

        [X]  (4)   Termination of employment following attainment of
                   Normal Retirement Age.

        [X]  (5)   No employment condition for the following contributions:
                   Employer Matching Contributions.
                   -------------------------------


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